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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Thomas & Betts Corporation:

     We consent to incorporation by reference in the Registration Statements (No. 333-60074, No. 33-56789, No. 33-68370, No. 333-80435, No. 333-93101, No.
333-31290 and No. 333-31302) on Form S-8, Registration Statement No. 333-61465 on Form S-3 and Registration Statement No. 333-893 on Form S-4 of Thomas & Betts Corporation of our report dated February 22, 2002, relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 30, 2001 and December 31, 2000, and the related consolidated statements of operations, cash flows and shareholders' equity and comprehensive income (loss) for each of the years in the three-year period ended December 30, 2001 (as restated), which report appears or is incorporated by reference in the December 30, 2001 Annual Report on Form 10-K of Thomas & Betts Corporation.

     Our report refers to a change in inventory costing method from last-in-first-out (LIFO) to first-in-first-out (FIFO) during 2001.

/s/ KPMG LLP
KPMG LLP

Memphis, Tennessee
March 26, 2002